Exhibit 99

News Release

Contact:	Stephen Allison
Gensym Corporation
781-265-7100

Gensym Corporation Announces Audit Committee Investigation

of Accounting for Certain Transactions

Burlington, Mass. – July 19, 2006 – Gensym Corporation (OTC Bulletin Board: GNSM) today announced that its Audit Committee has undertaken a detailed review of the accounting for certain software license and service agreement transactions entered into during fiscal years 2004 and 2005. The Audit Committee is reassessing the time periods in which revenue was recognized and whether any of these transactions have prior or current material financial statement impact. Revenue, earnings, assets or liabilities previously reported could increase, decrease or remain unchanged in those periods as a result of this reassessment. The Audit Committee has notified the Company’s current independent public accounting firm and has engaged its own financial and legal advisors to assist it with its investigation.

Based upon its preliminary review to date, the Audit Committee believes that accounting for certain license transactions in the period from the fourth quarter of 2004 through the first quarter of 2006 may require revised accounting treatment. As a result, the Audit Committee concluded, in consultation with and upon the recommendation of Gensym’s management, that previously issued financial statements of Gensym included in its Annual Reports on Form 10-K for the fiscal years ended December 31, 2004 and 2005 and in its Quarterly Reports on Form 10-Q for the interim fiscal periods ended March 31, June 30 and September 30, 2005 and March 31, 2006, and all earnings releases and similar communications of Gensym relating to all such fiscal periods, should no longer be relied upon. Cautioning that its investigation is in its early stages, the Audit Committee has not made any determination as to whether the revised accounting for the reviewed transactions would require a restatement of previously issued financial statements.

The Audit Committee is continuing its investigation and vigorously reviewing these and other transactions to evaluate the nature and extent of any revised accounting treatment that may be required, including whether a restatement of Gensym’s previously reported financial results may be required. Because the investigation is ongoing and its scope is evolving, the Audit Committee may make further determinations with respect to Gensym’s previously issued financial statements, including for reporting periods in addition to those noted above, as well as of associated Gensym controls and practices.

The Audit Committee does not expect to provide further updates of its work until completion of its review. At this time, the Audit Committee is unable to provide an anticipated date for completion of its review.

About Gensym Corporation

Gensym Corporation (www.gensym.com) is a leading provider of rule engine software and services for mission-critical solutions that automate decisions in real time. Gensym’s flagship G2 software applies real-time rule technology for decisions that optimize operations and that detect, diagnose, and resolve costly problems. With G2, the world’s largest organizations in manufacturing, utilities, communications, transportation, aerospace, finance, and government maximize the agility of their businesses and achieve greater levels of performance. Gensym and its numerous partners deliver a range of services throughout the world, including training, software support, application consulting, and complete solutions.

Gensym and G2 are registered trademarks of Gensym Corporation.

This news release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any statements contained in this news release that relate to prospective events or developments are deemed to be forward-looking statements. These forward-looking statements are subject to important risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, costs, risks and effects of the investigation by the Audit Committee of the Board of Directors, the impact of any restatement of financial statements of Gensym that may be required and other actions that may be taken or required as a result of such restatement, Gensym’s inability to timely file reports with the Securities and Exchange Commission, the impact of intense competition, the effectiveness of Gensym’s indirect distribution channel and strategic relationships and the ability of its partners to effectively market and deliver their Gensym-based solutions, fluctuations in demand for Gensym’s products, and the other risks and factors discussed in Gensym’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. Although Gensym believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Gensym disclaims any intent or obligation to update any forward- looking statement as a result of developments occurring after the date of this news release.

###